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                   PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.

                                    By-Laws

                  Amended and Restated as of February 29, 2000

                                   ARTICLE I

                                  STOCKHOLDERS

          Section 1. PLACE OF MEETING. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

          Section 2. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held in the month of April of each year on such date and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, for the transaction of such business as may properly be brought before the meeting; provided, however, that an annual meeting is not required to be held in any year in which the election of directors is not required to be acted upon by stockholders pursuant to the Investment Company Act of 1940.

          Section 3. SPECIAL OR EXTRAORDINARY MEETINGS. Special or extraordinary meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President or a majority of the Board of Directors, and shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than 25% of the common stock issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing such notice of meeting and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting as required in this Article and by-law to all stockholders entitled to notice of such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting
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to consider any matter which is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding twelve months.

          Section 4. NOTICE OF MEETINGS OF STOCKHOLDERS. Not less than ten days' and not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid.

          No notice of the time, place or purpose of any meeting of stockholders need to be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

          Section 5. RECORD DATES. The Board of Directors may fix, in advance, a date not exceeding ninety days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of stockholders, such date shall not be less than ten days prior to the date fixed for such meeting.

          Section 6. QUORUM ADJOURNMENT OF MEETINGS. The presence in person or by proxy of the holders of record of a majority of the shares of the common stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders except as otherwise provided in the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the stock present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of stockholders entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite amount of stock entitled to
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vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

          Section 7. VOTING AND INSPECTORS. At all meetings, stockholders of record entitled to vote thereat shall have one vote for each share of common stock standing in his/her name on the books of the Corporation (and such stockholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission.

          All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by statute or by the Articles of Incorporation or by these By-Laws.

          At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

          Section 8. CONDUCT OF STOCKHOLDERS' MEETING. The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if he is not present, by a Vice-President, or if none of them is present by a Chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meetings, or if he is not

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present, an Assistant Secretary shall so act; if neither the Secretary nor the
Assistant Secretary is present, then the meeting shall elect its Secretary.

          Section 9. CONCERNING VALIDITY OF PROXIES, BALLOTS, ETC. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions concerning the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions.

                                   ARTICLE II

                               BOARD OF DIRECTORS

          Section 1. NUMBER AND TENURE OF OFFICE. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors of not less than three nor more than nine Directors, as may be determined from time to time by vote of a majority of the Directors then in office. Directors need not be stockholders.

          Section 2. VACANCIES. In case of any vacancy in the Board of Directors through death, resignation or other cause, other than in increase in the number of Directors, a majority of the remaining Directors, although a majority is less than a quorum, by an affirmative vote, may elect a successor to hold office until the next annual meeting of stockholders or until his successor is chosen and qualifies.

          Section 3. INCREASE OR DECREASE IN NUMBER OF DIRECTORS. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors and may elect Directors to fill the vacancies created by any such increase in the number of Directors until the next annual meeting or until their successors are duly chosen and qualified. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than three.

          Section 4. PLACE OF MEETING. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, at any office or offices of

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the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

          Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and on such notice as the Directors may from time to time determine.

          The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders for the election of Directors.

          Section 6. SPECIAL MEETING. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board, the President, the Secretary or two or more of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

          Section 7. QUORUM. One-third of the Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall be obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.

          Section 8. EXECUTIVE COMMITTEE. The Board of Directors may, by the affirmative vote of a majority of the entire Board, appoint from the Directors an Executive Committee to consist of such number of Directors (not less than three) as the Board may from time to time determine. The Chairman of the Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in

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session, to the extent permitted by law the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. During the absence of a member of the Executive Committee, the remaining members may appoint a member of the Board of Directors to act in his place.

          Section 9. OTHER COMMITTEES. The Board of Directors, by the affirmative vote of a majority of the whole Board, may appoint from the Directors other committees which shall in each case consist of such number of Directors (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

          Section 10. TELEPHONE MEETINGS. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

          Section 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent if filed with the minutes of the proceedings of the Board or committee.

          Section 12. COMPENSATION OF DIRECTORS. No Director shall receive any stated salary or fees from the Corporation for his services as such if such Director is, otherwise than by reason of being such Director, an interested person (as such term is defined by the Investment Company Act of 1940) of the Corporation or of its investment adviser, administrator or principal underwriter. Except as provided

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in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

         Section 13. NOMINATING COMMITTEE. The Board of Directors may be the affirmative vote of a majority of the entire Board appoint from its members a Nominating Committee composed of two or more directors who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Corporation, as the Board may from time to time determine. The Nominating Committee shall be empowered to elect its own chairman who may call, or direct the Secretary of the Corporation to call meetings in accordance with the notice provisions of these By-laws otherwise applicable to meetings of the Board of Directors. The Nominating Committee shall recommend to the Board a slate of persons who are not "interested person" (as defined in the Investment Company Act of 1940) of the Corporation, which may include members of the Nominating Committee, to be nominated for election as directors by the stockholders at each annual meeting of stockholders and to fill any vacancy occurring for any reason among the directors who are not such interested persons.

                                       ARTICLE III

                                         OFFICERS

         Section 1. EXECUTIVE OFFICERS. The executive officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of the stockholders. These may include a Chairman of the Board of Directors (who shall be a Director) or a Chairman of the Fund and shall include a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors or the Executive Committee may also in its discretion appoint Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two officers, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one

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capacity, if such instrument is required by law or these By-Laws to be executed, acknowledge or verified by two or more officers.

         Section 2. TERM OF OFFICE. The term of office of all officers shall be one year and until their respective successors are chosen or qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of the whole Board of Directors.

         Section 2. POWERS AND DUTIES. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee.

                                       ARTICLE IV

                                       CAPITAL STOCK

         Section 1. CERTIFICATES FOR SHARES. Each stockholder of the Corporation shall be entitled to a certificate or certificates for the full shares of stock of the Corporation owned by him in such form as the Board may from time to time prescribe.

         Section 2. TRANSFER OF SHARES. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or his agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

         Section 3. STOCK LEDGERS. The stock ledgers of the Corporation, containing the name and address of the stockholders and the number of shares held by them respectively, shall be kept at the principal office of the Corporation or, if the Corporation employs a Transfer Agent, at the office of the Transfer Agent of the Corporation.

         Section 4. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors or the Executive Committee may determine the conditions upon which a new certificate of stock of the

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Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to the Corporation and each Transfer Agent, if any, and to indemnify it and each Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                       ARTICLE V

                                     CORPORATE SEAL

         The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine.

                                       ARTICLE VI

                                       FISCAL YEAR

         The fiscal year of the Corporation shall begin on the first day of January and shall end on the thirty-first day of December in each year.

                                       ARTICLE VII

                                     INDEMNIFICATION

         The Corporation shall indemnify present and former directors, officers, employees and agents of the Corporation (each, a "Covered Person") against judgments, fines, settlements and expenses to the fullest extent authorized and in the manner permitted, by applicable federal and state law.

         The Corporation shall advance the expenses of Covered Persons who are parties to any Proceeding to the fullest extent authorized, and in the manner permitted, by applicable federal and state law. For purposes of this paragraph, "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

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         Pursuant and subject to the provisions of this Article, the
Corporation shall indemnify each Covered Person against, or advance the expenses of any Covered Person for, the amount of any deductible provided in any liability insurance policy maintained by the Corporation.

                                       ARTICLE VIII

                                     CHECKS, NOTES, ETC.

         All check and drafts on the Corporation's bank account and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agents, as shall be thereunto authorized from time to time by the Board of Directors.

                                       ARTICLE IX

                                 AMENDMENT OF BY-LAWS

         The By-Laws of the Corporation may be altered, amended, added to or repealed by the stockholders or by majority vote of the entire Board of Directors; but any such alteration, amendment, addition or repeal of the By-Laws by action of the Board of Directors may be altered or repealed by stockholders.